Exhibit 99.2 — Certification of Principal Executive Officer Pursuant to 31 C.F.R. Section 30.15
I, Deborah A. Thompson, certify, based on my knowledge, that:
(xvii)	The compensation committee of Birmingham Bloomfield Bancshares, Inc., reviewed, and evaluated with senior risk officers at least every six months during the period beginning on the later of September 14, 2009, or ninety days after the closing date of the agreement between the TARP recipient and Treasury and ending with the last day of the TARP recipient’s fiscal year containing that date (the applicable period), the senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to Birmingham Bloomfield Bancshares, Inc;

(xviii)	The compensation committee of Birmingham Bloomfield Bancshares, Inc. has identified and limited during the applicable period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Birmingham Bloomfield Bancshares, Inc., and during that same applicable period has identified any features in the employee compensation plans that pose risks to Birmingham Bloomfield Bancshares, Inc., and has limited those features to ensure that Birmingham Bloomfield Bancshares, Inc., is not unnecessarily exposed to risks;

(xix)	The compensation committee has reviewed at least every six months during the applicable period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Birmingham Bloomfield Bancshares, Inc., to enhance the compensation of an employee and has limited any such features;

(xx)	The compensation committee of Birmingham Bloomfield Bancshares, Inc., will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(xxi)	The compensation committee of Birmingham Bloomfield Bancshares, Inc., will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in
(A)	SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Birmingham Bloomfield Bancshares, Inc.;

(B)	Employee compensation plans that unnecessarily expose Birmingham Bloomfield Bancshares, Inc., to risks; and

(C)	Employee compensation plans that could encourage the manipulation of reported earnings of Birmingham Bloomfield Bancshares, Inc.,
(xxii)	Birmingham Bloomfield Bancshares, Inc., has required that bonus payments, as defined in the regulations and guidance established under section 111 EESA (bonus payments), of the SEOs and seven next most highly compensated employees be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(xxiii)	Birmingham Bloomfield Bancshares, Inc., has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009, and ending with the last day of the TARP recipient’s fiscal year containing that date;

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(xxiv)	Birmingham Bloomfield Bancshares, Inc., has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009, and ending with the last day of the TARP recipient’s fiscal year containing that date, [for recipients of exceptional assistance: and has received or is in the process of receiving approvals from the Office of the Special Master for TARP Executive Compensation for compensation payments and structures as required under the regulations and guidance established under section 111 of EESA, and has not made any payments inconsistent with those approved payments and structures];

(xxv)	The board of directors of Birmingham Bloomfield Bancshares, Inc., has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, by the later of September 14, 2009, or ninety days after the closing date of the agreement between the TARP recipient and Treasury; this policy has been provided to Treasury and its primary regulatory agency; Birmingham Bloomfield Bancshares, Inc., and its employees have complied with this policy during the applicable period, and any expenses that, pursuant to this policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

(xxvi)	Birmingham Bloomfield Bancshares, Inc., will permit a non-binding shareholder resolution in compliance with any applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or Jun 15, 2009, and ending with the last day of the TARP recipient’s fiscal year containing that date;

(xxvii)	Birmingham Bloomfield Bancshares, Inc., will disclose the amount, nature, and justification for the offering during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009 and ending with the last day of the TARP recipient’s fiscal year containing that date of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xxviii)	Birmingham Bloomfield Bancshares, Inc., will disclose whether Birmingham Bloomfield Bancshares, Inc., the board of directors of Birmingham Bloomfield Bancshares, Inc., or the compensation committee of Birmingham Bloomfield Bancshares, Inc., has engaged during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009, and ending with the last day of the TARP recipient’s fiscal year containing that date, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xxix)	Birmingham Bloomfield Bancshares, Inc., has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next seven most highly compensated employees during the period beginning on the later of the closing date of the agreement between the TARP recipient and Treasury or June 15, 2009, and ending with the last day of the TARP recipient’s fiscal year containing that date;

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(xxx)	Birmingham Bloomfield Bancshares, Inc., has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Birmingham Bloomfield Bancshares, Inc., and Treasury, including any amendments;

(xxxi)	Birmingham Bloomfield Bancshares, Inc., has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xxxii)	I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 USC 1001).
Date: March 31, 2010

/s/ Deborah A. Thompson

Deborah A. Thompson
Chief Financial Officer

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